UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Hartman Short Term Income Properties XX, Inc. (the “Company”) previously reported on its Current Report on Form 8-K filed September 15, 2015 that the Company has entered into a Purchase and Sale Agreement with KW Funds One-Technology, LLC, for the acquisition of an 14 story, 198,348 square foot office building commonly known as One Technology Center (“One Technology Center”) located in San Antonio, Texas for an aggregate purchase price of $20,050,000, exclusive of closing costs.

The acquisition of One Technology Center is subject to customary conditions to closing, including the absence of a material adverse change to One Technology Center prior to the acquisition date.  There is no assurance that the Company will close the acquisition of One Technology Center on the terms described above or at all.  The expected closing date of the acquisition is on or before November 10, 2015.

On October 8, 2015, the Company entered into a first amendment to the agreement of purchase and sale for the One Technology Center.  Pursuant to the terms of the first amendment, the purchase price of the property is amended to be $19,575,000.

The material items of the amendment of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	First Amendment to Purchase and Sales Agreement, dated as of October 8, 2015 by and between KW Funds One-Technology, LLC and Hartman XX Limited Partnership.

___________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: October 13, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

___________________________________________________________________

EXHIBIT INDEX

Exhibit	Description
10.1	First Amendment to Purchase and Sales Agreement, dated as of October 8, 2015 by and between KW Funds One-Technology, LLC and Hartman XX Limited Partnership.